                                                                     EXHIBIT 4.2

________________________________________________________________________________



                       FIRST AMENDMENT TO TRUST AGREEMENT



                                     among


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                           as Depositor of the Trust
                           and Servicer of the Notes,

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.

                                      and

                       THE FIRST NATIONAL BANK OF CHICAGO


                                 as Trustee of



                       RURAL ELECTRIC COOPERATIVE GRANTOR
                           TRUST (KEPCO) SERIES 1997



                            Dated as of July 1, 1997


________________________________________________________________________________

                               Table of Contents

                                                                            Page
                                                                            ----
Parties.....................................................................   1
Recitals....................................................................   1


                                   ARTICLE I

                         Amendments to Trust Agreement
                         -----------------------------

Section 1.1    Amendment to Article I.......................................   2
               ----------------------
Section 1.2    Amendment to Article IX......................................   3
               -----------------------
Section 1.3    Amendment to Article X.......................................   3
               ----------------------

                                  ARTICLE II

                                 Miscellaneous
                                 -------------

Section 2.1    Effective Dates..............................................   4
               ---------------
Section 2.2    Definitions..................................................   4
               -----------
Section 2.3    Ratification of Trust Agreement..............................   4
               -------------------------------
Section 2.4    Merger and Integration.......................................   4
               ----------------------
Section 2.5    Severability of Provisions...................................   4
               --------------------------
Section 2.6    Headings.....................................................   4
               --------
Section 2.7    Governing Law................................................   4
               -------------
Section 2.8    Counterparts.................................................   4
               ------------

     THIS FIRST AMENDMENT TO TRUST AGREEMENT (this "Agreement"), dated as of
                                                    ---------
July 1, 1997, is among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC"), a District of Columbia cooperative association, KANSAS ELECTRIC POWER
  ---
COOPERATIVE, INC. (the "Cooperative"), a Kansas nonprofit cooperative
                        -----------
corporation, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (the "Trustee").
                              -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, on December 20, 1996, the parties to this Agreement, among others, entered into a series of agreements (the "Transaction Documents") pursuant to
                                          ---------------------
which two United States Government guaranteed notes of the Cooperative (the "Notes") will be refinanced, on December 18, 1997, through (i) the purchase of such Notes by CFC from the holder thereof, (ii) the redemption of certain certificates of beneficial interest relating to such Notes, (iii) the deposit of the Notes, along with a Swap Agreement (the "Swap Agreement") between the
                                             --------------
Cooperative and Morgan Guaranty Trust Company of New York (the "Swap Provider"),
                                                                -------------
into a trust (the "Trust"), (iv) the issuance by the Trust of certificates of
                   -----
beneficial interest in such Trust to CFC (the "Certificates"), and (v) the sale
                                               ------------
by CFC of the Certificates pursuant to a registered public offering or a private placement; and

     WHEREAS, in order to set forth the interests to be conveyed to the Trust for the benefit of the holders of Certificates ("Certificateholders"), the
                                                 ------------------
rights of the Certificateholders, the rights and obligations of CFC as depositor of the Trust and Servicer of the Notes, and the obligations of the Trustee and the Cooperative, the parties to this Agreement entered into that certain Trust Agreement among the Cooperative, CFC, and the Trustee, entered into as of December 20, 1996 and effective as provided therein (the "Trust Agreement"); and
                                                          ---------------

     WHEREAS, to improve the marketability of the Certificates, the parties hereto desire to amend the Trust Agreement to clarify that, while the Certificates are in the Flex Rate Mode, the Certificates shall pay interest on the same day such Certificates are subject to mandatory purchase from the holders thereof pursuant to Section 9.2(b)(iv) of the Trust Agreement; and

     WHEREAS, under Illinois law, classification of the Trust as a partnership for federal income tax purpose could have adverse tax consequences to Certificateholders, and the parties to the Trust Agreement desire to amend the Trust Agreement to eliminate the possibility that permissible actions could be taken that would result in the Trust being so treated; and

     WHEREAS, Section 12.6 of the Trust Agreement provides that, prior to the sale of the Certificates by CFC to a party other than an Affiliate of CFC, the Trust Agreement may be amended (i) with the consent of the parties to the Trust Agreement, the Swap Provider and, should such amendment materially affect their obligations under the Trust Agreement, The First National Bank of Chicago, as Tender Agent (in such capacity, the "Tender Agent") and the Liquidity Provider,
                                     ------------
and (ii) upon receipt by the Trustee of an Opinion of Counsel that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for federal income tax purposes; and

     WHEREAS, Section 4 of the Remarketing Agreement requires the consent of, and notice to, the Remarketing Agent of any amendment to the Trust Agreement; and

     WHEREAS, Section 3.3 of the Liquidity Protection Agreement provides that the Cooperative will provide Morgan (in its capacity as a party to the Liquidity Protection Agreement) with any amendments or supplements to the Trust Agreement as soon as practicable following the execution thereof, and that the Cooperative will not enter into or consent to any amendment of the Trust Agreement without Morgan's prior consent if such amendment might, in any way, adversely affect the rights or interests of any provider of any Liquidity Facility (as defined in the Liquidity Protection Agreement) or of Morgan; and

     WHEREAS, Section 9(a)(ii)(C)(i)(a) and Section 9(a)(iii)(G) of the Underwriting Agreement require the consent of Alex. Brown & Sons Incorporated (the "Underwriter") to any amendments to the Trust Agreement; and
      -----------

     WHEREAS, Section 8.1 of the Loan Guarantee Agreement and Section 12.6(i) of the Trust Agreement provides, in effect, that no amendment, modification, or supplement to or of the Trust Agreement that materially adversely affects the Rural Utilities Service (the "RUS") shall be effective unless approved in
                              ---
writing by the RUS; and

     WHEREAS, by their execution of this Agreement and the execution of the consents appended hereto, the Cooperative, CFC, the Trustee, the Tender Agent, the Remarketing Agent, the Underwriter, the Swap Provider, and Morgan (in its capacity as signatory to the Liquidity Protection Agreement desire to consent to and approve the amendments to the Trust Agreement effectuated hereby and to approve and ratify, in all other respects, the Trust Agreement, and the RUS has certified that the amendments to the Trust Agreement effectuated hereby do not materially adversely affect the RUS; and

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, CFC, the Cooperative and the Trustee agree as follows:

                                   ARTICLE I

                         AMENDMENTS TO TRUST AGREEMENT
                         -----------------------------

     Effective upon the execution of this Agreement by the parties hereto and the execution of the consents appended hereto, the Trust Agreement shall be amended as follows:

      SECTION 1.1   AMENDMENT TO ARTICLE I.  Article I shall be amended as
                    ----------------------
follows:

     (a) The definition of "Pass-Through Organization" shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

     "Pass-Through Organization" shall mean an organization that, for
      -------------------------
     federal income tax purposes, is not treated as a corporation or an association taxable as a corporation but is, for federal income tax purposes, a grantor trust.

     (b) The definition of "Flex Rate Period" shall be deleted in its entirety, and the following shall be inserted in lieu thereof:

     "Flex Rate Period" shall mean any period beginning on and including the
      ----------------
     relevant Conversion Date to the Flex Rate Mode or beginning on and including the first day of a new Flex Rate Period and ending on, and including, the day selected by the Remarketing Agent, with the consent of the Swap Provider, to be the last day of such Flex Rate Period for the Certificates, and each period of the same duration (or as close as possible) ending on a Business Day thereafter until the earliest of the day preceding the change to (i) the Weekly Rate Mode, (ii) a Flex Rate Period of a different duration or (iii) the maturity of the Certificates.

      SECTION 1.2   AMENDMENT TO ARTICLE IX.  Article IX shall be amended as
                    -----------------------
follows:

     (a) Section 9.2(b)(iv) shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

          (iv) Mandatory Purchase at End of Each Flex Rate Period.  The
               --------------------------------------------------
     Certificates shall be subject to mandatory purchase at a price equal to the Principal Amount of each Certificate on the Certificate Interest Payment Date immediately following the last day of the Flex Rate Period then ending.

      SECTION 1.3   AMENDMENT TO ARTICLE X.  Article X shall be amended as
                    ----------------------
follows:

          Section 10.16 Powers of Trustee.  Anything in this Agreement
                        -----------------
     to the contrary notwithstanding, (i) the Trustee shall have the legal power to exercise all the rights, powers and privileges (A) of a holder of the Notes as provided in the Loan Agreement and the Loan Guarantee Agreement, and (B) to the extent of the Trustee's interest therein, under the Swap Agreement, (ii) in the case of a default in payment of the Principal or Guaranteed Interest on the Notes when due and payable or of a default under the Swap Agreement, the Trustee may recover judgment in its own name and as trustee of an express trust against the Cooperative or the Swap Provider, as the case may be, for the whole amount of such principal and interest remaining unpaid or other amount for which the Swap Provider may be liable to the Trustee under or in respect of the Swap Agreement, as the case may be, (iii) the Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial proceedings relative to the Cooperative or the Swap Provider, as the case may be, its creditors or its property, and
     (iv) nothing in this Agreement shall be interpreted, nor shall any amendment to this Agreement be adopted, to grant to the Trustee, the Cooperative, the Swap Provider, the Servicer, or any other relevant party, any powers that would be considered a power to vary the investment of the Certificateholders in the Trust within the meaning of the proscription against the grant of such a power in Treasury Regulation (S) 301-7701-4(c).

                                  ARTICLE II

                                 MISCELLANEOUS
                                 -------------

      SECTION 2.1   EFFECTIVE DATES. This Agreement shall be the valid and
                    ---------------
binding obligation of the parties hereto as of the date of its execution, and the amendments effectuated hereby will be effective as provided in Article I hereof.

      SECTION 2.2   DEFINITIONS.  Capitalized terms used herein but not defined
                    -----------
shall have the meaning set forth in the Trust Agreement, to the extent that the context so permits.

      SECTION 2.3   RATIFICATION OF TRUST AGREEMENT.  Except as specifically
                    -------------------------------
amended hereby, the Trust Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto and the parties granting their consent hereto.

      SECTION 2.4   MERGER AND INTEGRATION.  Except as specifically stated
                    ----------------------
otherwise in this Agreement, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

      SECTION 2.5   SEVERABILITY OF PROVISIONS.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof. To the extent permitted by Applicable Law, the parties hereto waive any provision of law that renders any term or provision of any Basic Document invalid or unenforceable in any respect.

      SECTION 2.6   HEADINGS.  The headings of the Sections and paragraphs in
                    --------
this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or the meaning or interpretation of any provisions hereof.

      SECTION 2.7   GOVERNING LAW.  This Agreement shall be governed by, and
                    -------------
construed and enforced in accordance with, the laws of the State of New York.

      SECTION 2.8   COUNTERPARTS.  This Agreement may be executed in two or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by an authorized officer as of the day and year first above written.

                              NATIONAL RURAL UTILITIES
                              COOPERATIVE FINANCE CORPORATION,
                              as Depositor of the Trust and Servicer
                              of the Notes,


                              By:  /s/ Steven L. Lilly
                                  -------------------------------------
                                       Steven L. Lilly
                                       Senior Vice President
                                       and Chief Financial Officer


                              KANSAS ELECTRIC POWER
                              COOPERATIVE, INC.,


                              By:  /s/ Stephen E. Parr
                                  ------------------------------------
                                       Stephen E. Parr
                                       Executive Vice President
                                       and Chief Executive Officer


                              THE FIRST NATIONAL BANK OF CHICAGO,
                               as Trustee,

                              By: /s/ Richard D. Manella
                                 -------------------------------------
                                      Richard D. Manella
                                      Vice President

     Each of the undersigned parties hereby consents to the amendments to the Trust Agreement effectuated hereby and ratifies, in all other respects, the Trust Agreement, each as of the day and year first written above.

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Tender Agent


                              By: /s/ Richard D. Manella
                                 -------------------------------------
                                      Richard D. Manella
                                      Vice President


                              ALEX. BROWN & SONS INCORPORATED,
                              as Remarketing Agent


                              By: /s/ Donald R. Heacock
                                 -------------------------------------
                                      Donald R. Heacock
                                      Managing Director


                              ALEX. BROWN & SONS INCORPORATED,
                              as Underwriter


                              By: /s/ Donald R. Heacock
                                 -------------------------------------
                                      Donald R. Heacock
                                      Managing Director


                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, as Swap Provider


                              By: /s/ John B. Anderson
                                 -------------------------------------
                                      John B. Anderson
                                      Vice President

                              MORGAN GUARANTY TRUST COMPANY OF
                              NEW YORK, as signatory to the
                              Liquidity Protection Agreement


                              By:  /s/ John B. Anderson
                                 -------------------------------------
                                       John B. Anderson
                                       Vice President